Exhibit (d)(4)


                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     between
                         MORGAN KEEGAN SELECT FUND, INC.
                                       and
                          MORGAN ASSET MANAGEMENT, INC.


     This Agreement is made this ____ day of ______________, 2000 (the "Agreement"), by and between Morgan Keegan Select Fund, Inc., a Maryland corporation ("Morgan Keegan Select"), and Morgan Asset Management, Inc., a Tennessee corporation ("Adviser").

     WHEREAS, Morgan Keegan Select is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, and offers for sale the series of shares of common stock designated Morgan Keegan Utility Fund and Morgan Keegan Core Equity Fund (each a "Fund" and collectively the "Funds"); and

     WHEREAS, Morgan Keegan Select desires on behalf of each Fund to avail itself of the services, information, advice, assistance and facilities of an investment adviser, and to have that investment adviser provide or perform for each Fund various research, statistical and investment services;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. EMPLOYMENT OF THE ADVISER. Morgan Keegan Select hereby employs the Adviser to invest and reinvest the assets of each Fund in the manner set forth in Section 2 of this Agreement subject to the direction of the Board of Directors (the "Board") and the officers of Morgan Keegan Select, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent Morgan Keegan Select in any way or otherwise be deemed an agent of Morgan Keegan Select.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

          A. INVESTMENT ADVISORY SERVICES.

               (i) The Adviser shall direct the investments of each Fund, subject to and in accordance with the respective Fund's investment objective(s), policies and limitations as provided in its Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") and other governing instruments, as amended from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.


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               (ii) The Adviser is authorized, in its discretion and without prior consultation with Morgan Keegan Select, to purchase and sell securities and other investments for each Fund.

               (iii) The Adviser is authorized, in its discretion, to pursue the investment objective(s) of each Fund by investing substantially all investable assets of each Fund into another registered investment company with the same investment objective(s) as the respective Fund, subject to the approval of the Board.

          B. ADMINISTRATION SERVICES.

               (i) The Adviser will supervise all aspects of the operations of the Funds, including the oversight of transfer agency and custodial services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

               (ii) The Adviser shall furnish for the use of Morgan Keegan Select, office space and all necessary office facilities, equipment and personnel for servicing the investments of Morgan Keegan Select.

               (iii) The Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Funds' proxy material, tax returns and required reports with or to the Funds' shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

               (iv) The Adviser shall pay the salaries of all personnel of Morgan Keegan Select or the Adviser performing services relating to research, statistical and investment activities.

          C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as Morgan Keegan Select may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

          D. CODE OF ETHICS. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and
     Section 204A of the Investment Advisers Act of 1940 and will provide Morgan Keegan Select with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Morgan Keegan Select or its


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     administrator, the Adviser shall permit Morgan Keegan Select to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l) and all other records relevant to the Adviser's code of ethics.

          E. DISQUALIFICATION. The Adviser shall immediately notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

          F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board and officers of Morgan Keegan Select for consultation and discussion regarding the management of each Fund and its investment activities.

     3. EXECUTION AND ALLOCATION OF FUND BROKERAGE.

          A. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute transactions for the Funds, and for the selection of the markets on or in which the transactions will be executed.

          B. In acting pursuant to Section 3A, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to transactions for the Funds set forth in Morgan Keegan Select's registration statement. In no instance will securities of a Fund be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

          C. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for a Fund and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to Morgan Keegan Select and to its other clients. Morgan Keegan Select recognizes that in some cases this procedure may adversely affect the results obtained for a Fund.

          D. It is understood that the Adviser may, in its discretion, use brokers (including brokers that may be affiliates of the Adviser to the extent permitted by section 3(E) hereof) who provide a Fund with research, analysis, advice and similar services to execute transactions on behalf of the Fund, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to such Fund and its other clients and that the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term.

          E. It is understood that the Adviser may use brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such


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     broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

          F. The Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Adviser on behalf of the Funds, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for the Fund are the property of Morgan Keegan Select, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for Morgan Keegan Select and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to Morgan Keegan Select any records that it maintains for the Funds upon request by Morgan Keegan Select.

     4. DELEGATION OF ADVISER'S DUTIES. With respect to Morgan Keegan Select and the Funds, Adviser may enter into one or more contracts ("Sub-Advisory Contracts" or "Sub-Administration Contracts") with a sub-adviser or sub-administrator in which Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraphs 2 of this Contract, provided that: (i) each Sub-Advisory Contract and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the corresponding duties and conditions to which Adviser is subject with respect to the delegated services under Paragraphs 2 and 3 of this Contract; (ii) each Sub-Advisory Contract and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Advisory Contract or Sub-Administration Contract unless it is approved by the Board prior to implementation.

     5. EXPENSES. During the term of this Agreement, each Fund will bear all expenses, not specifically assumed by the Adviser, incurred in its operations and the offering of its shares. Expenses borne by the Fund will include but not be limited to the following: legal and audit expenses, organizational expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; fees of custodians, transfer agents, registrars or other agents; distribution fee; expenses of preparing share certificates; expenses relating to the redemption or repurchase of shares; expenses of registering and qualifying shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to shareholders; cost of stationery; costs of stockholders and other meetings of Morgan Keegan Select; compensation and expenses of the independent directors of Morgan Keegan Select; and Morgan Keegan Select's pro rata portion of premiums of any fidelity bond and other insurance covering Morgan Keegan Select and its officers and directors.


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     6. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished and expenses assumed hereunder, the Adviser shall receive from each Fund an advisory fee at the annual rate listed in Schedule A attached hereto.

     7. ACTIVITIES AND AFFILIATES OF THE ADVISER.

          A. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a director, officer, or employee of Morgan Keegan Select, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

          B. Morgan Keegan Select acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, Morgan Keegan Select agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to a Fund, provided that the Adviser acts in good faith. Morgan Keegan Select acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which that Fund may have an interest. The Adviser shall have no obligation to recommend for the Fund a position in any investment which an Affiliated Account may acquire, and Morgan Keegan Select shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Fund or otherwise.

          C. Subject to and in accordance with the Articles of Incorporation and By-Laws of Morgan Keegan Select as currently in effect and the 1940 Act and the rules thereunder, it is understood that directors, officers and agents of Morgan Keegan Select and shareholders of Morgan Keegan Select are or may be interested in the Adviser or its "affiliated persons," or that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in Morgan Keegan Select; and that the effect of any such interests shall be governed by said Articles of Incorporation, By-Laws and the 1940 Act and the rules thereunder.

     8. LIABILITIES OF THE ADVISER.

          A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to Morgan Keegan Select or to any shareholder of Morgan Keegan Select or the Funds for any error of judgment or mistake of law in the course of, or connected with, rendering services hereunder or for any losses that may be


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     sustained by the Fund, Morgan Keegan Select, or its shareholders in connection with the matters to which this Agreement relates.

          B. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     9. EFFECTIVE DATE; TERM. This Agreement shall continue in effect for two years and from year to year thereafter only so long as specifically approved annually by (i) vote of a majority of the directors of Morgan Keegan Select who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (ii) by the Board or by a vote of a majority of the outstanding voting securities of the Fund.

     10. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser will notify Morgan Keegan Select of any change of control of the Adviser, including any change of its controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Funds or senior management of the Adviser, in each case prior to, or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of such change in control.

     11. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and Morgan Keegan Select, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of the Funds in the manner required by the 1940 Act and the rules thereunder.

     12. TERMINATION. This Agreement:

          A. may at any time be terminated without payment of any penalty by Morgan Keegan Select (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

          B.   shall immediately terminate in the event of its "assignment"; and

          C. may be terminated by the Adviser on sixty (60) days' written notice to Morgan Keegan Select.

     13. NAME. In the event this Agreement is terminated by either party or upon written notice from the Adviser at any time, Morgan Keegan Select hereby agrees that it will eliminate from its corporate name any reference to the name "Morgan Keegan." Morgan Keegan Select shall have the non-exclusive use of the name "Morgan Keegan" in whole or in part so long as this Agreement is effective or until such notice is given.

     14. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "broker," "control," "interested person," "investment adviser," "net assets," "sale,"


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"security," "sell" and "vote of a majority of the outstanding voting securities"
shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

     15. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

     16. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the State of Maryland.

     18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement and the Schedule(s) attached hereto embody the entire agreement and understanding among the parties. This Agreement may be signed in counterpart.

     IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

                                            MORGAN KEEGAN SELECT FUND, INC.


         (SEAL)                     By:
                                       -------------------------------------
                                            Name:
                                            Title:

                                            MORGAN ASSET MANAGEMENT, INC.



         (SEAL)                     By:
                                       -------------------------------------
                                            Name:
                                            Title:


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                                   SCHEDULE A

                         MORGAN KEEGAN SELECT FUND, INC.

                                  FEE SCHEDULE


         FUND                                    Annualized % of average
                                                     DAILY NET ASSETS

Morgan Keegan Core Equity Fund                              1.00%
Morgan Keegan Utility Fund                                  1.00%


     This advisory fee shall be payable quarterly as soon as practicable after the last day of each quarter based on the average of the daily values placed on the net assets of each respective Fund as determined at the close of business on each day throughout the quarter. The assets of each Fund will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the quarter or, if Morgan Keegan Select Fund, Inc. ("Morgan Keegan Select") lawfully determines the value of the net assets of any Fund as of some other time on each business day, as of such time with respect to that Fund. The first payment of such fee shall be made as promptly as possible at the end of the quarter next succeeding the effective date of this Agreement. In the event that the Adviser's right to such fee commences on a date other than the last day of the quarter, the fee for such quarter shall be based on the average daily assets of the Funds in that period from the date of commencement to the last day of the quarter. If Morgan Keegan Select determines the value of the net assets of any Fund more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of Morgan Keegan Select's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Fund is suspended for any particular business day, then the value of the net assets of the Fund on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of a Fund has been suspended for more than one quarter, the Adviser's compensation payable at the end of that quarter shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such quarter).

     Morgan Asset Management, Inc. ("Adviser") shall waive [95]% of the advisory fee for any or both of Morgan Keegan Utility Fund and/or Morgan Keegan Core Equity Fund (each a "Fund" and collectively the "Funds") that it manages by investing substantially all of the Fund's investable assets into another registered investment company.


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